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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                                                   [LOGO]


                           MAXCOR FINANCIAL GROUP INC.
                           ---------------------------
                       ANNOUNCES STOCK REPURCHASE PROGRAM
                       ----------------------------------

          NEW YORK, May 15, 2000 - Maxcor Financial Group Inc. (Nasdaq: MAXF) announced today that its Board of Directors has authorized the repurchase of up to 10% of its outstanding common stock, or 833,744 shares. Purchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions. All purchases are subject to the availability of shares at prices which are acceptable to the Company, and, accordingly, there is no guarantee as to the timing or number of shares to be repurchased. Repurchases are anticipated to be funded using cash from operations and borrowings under the Company's existing credit facility.

          "Recent market conditions and price levels for our common stock have created an attractive opportunity to repurchase our shares," stated Gil Scharf, Chairman and Chief Executive Officer of Maxcor. "We believe our stock is undervalued by the market place. This repurchase program will give us the flexibility to repurchase our shares as and when market conditions and cash flows warrant it."

          The Company repurchased 2,986,345 shares, representing about 26% of its then outstanding common stock, in June 1999 in a single, negotiated transaction, at a price of $1.75 per share. The Company currently has 8,337,437 shares outstanding and holds 3,054,832 shares in treasury. Shares repurchased under the repurchase program announced today are also expected to be held in treasury. The Company intends to make any open market repurchases in compliance with the "safe harbor" provisions of the Securities and Exchange Commission's Rule 10b-18, which specifies certain timing, price, manner and volume parameters for such purchases.

         Maxcor Financial Group Inc. (www.maxf.com), through its various Euro Brokers entities, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and currency derivatives, emerging market debt products, cash deposits and other money market instruments, repurchase agreements, corporate bonds and other fixed income securities, and certain energy products (including electricity, physical emissions and coal). Maxcor Financial Inc. is the Company's U.S. registered broker-dealer subsidiary, and Maxcor Financial Asset Management Inc. is the Company's SEC registered investment adviser subsidiary. The Company employs approximately 600 persons and maintains principal offices in New York, London, and Tokyo, with other offices in Stamford (CT), York (PA), Vancouver (WA), Geneva, Toronto and Mexico City.

Contact:          Maxcor Financial Group Inc., New York
                  Investor Relations: Roger Schwed, (212) 748-7000


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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe the Company's current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond the control of the Company. Actual results or performance could differ materially from that expected by the Company. Uncertainties include factors such as market and economic conditions, the success of technology development and deployment, the status of relationships with employees, customers and clearing firms, possible third-party litigations or other unanticipated contingencies, the actions of competitors, and government regulatory changes. Reference is made to the "Cautionary Statements" section of the Company's 1999 Annual Report on Form 10-K and to the Company's subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


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